Exhibit 99.1

PRESS RELEASE

Partners Bancorp Reports Results of Operations for the Third Quarter 2023

SALISBURY, MD – October 27, 2023 – Partners Bancorp (NASDAQ: PTRS) (the “Company”), the parent company of The Bank of Delmarva (“Delmarva”), Seaford, Delaware, and Virginia Partners Bank (“Virginia Partners”), Fredericksburg, Virginia, reported net income attributable to the Company of $4.5 million, or $0.25 per diluted share, for the three months ended September 30, 2023, a $429 thousand or 10.4% increase when compared to net income attributable to the Company of $4.1 million, or $0.23 per diluted share, for the same period in 2022. For the nine months ended September 30, 2023, the Company reported net income attributable to the Company of $11.6 million, or $0.65 per diluted share, a $2.2 million or 23.8% increase when compared to net income attributable to the Company of $9.4 million, or $0.52 per diluted share, for the same period in 2022.

As previously disclosed, on February 22, 2023, the Company and LINKBANCORP, Inc. (“LINK”) (NASDAQ: LNKB), parent company of LINKBANK, announced that they have entered into a definitive agreement and plan of merger pursuant to which the Company will merge into LINK, with LINK surviving, and following which Delmarva and Virginia Partners will each successively merge with and into LINKBANK, with LINKBANK surviving. Upon completion of the transaction, the Company’s shareholders will own approximately 56% and LINK shareholders, inclusive of shares issued in a concurrent private placement of common stock by LINK, will own approximately 44% of the combined company. The mergers remain subject to the approval of the Board of Governors of the Federal Reserve System and fulfillment of other customary closing conditions. The Company and LINK anticipate closing the mergers in the fourth quarter of 2023.

John W. Breda, the Company’s President and Chief Executive Officer, commented, “I am very pleased with our operating results for the third quarter of 2023.  Net income in the third quarter of 2023 improved by 10.4% when compared to the same period of 2022, and improved by 20.6% when compared to the second quarter of 2023. During the third quarter of 2023, the Company generated loan growth of 1.5%, bringing our year to date growth rate to 5.2%, and we finished the period maintaining strong asset quality. The Company’s total deposits decreased by 1.2% as compared to December 31, 2022, representing minimal deposit outflow in the first nine months of 2023. However, during the third quarter of 2023, the Company’s total deposits increased by 0.3%, signaling a shift away from the negative industry trends experienced during the first half of 2023. As expected, given the continued impact of rising market interest rates, competition for deposits, and increased borrowing costs, the Company experienced an increase in its overall cost of funds during the third quarter of 2023 by 81 basis points when compared to the same period of 2022, and by 12 basis points when compared to the second quarter of 2023. Despite this negative trend, the yields on the Company’s interest-earning assets have continued to increase more than our overall funding costs. As a result, the Company’s net interest margin for the third quarter of 2023 improved by 41 basis points compared to the same period of 2022, and improved by 6 basis points when compared to the second quarter of 2023. I continue to remain very confident in the overall strength of the Company’s balance sheet, including our current asset quality metrics, capital levels, deposit base, and liquidity position.”

Breda continued, “As previously disclosed, early in the fourth quarter of 2023 we announced the receipt of required regulatory approvals from the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and Securities, the Virginia State Corporation Commission, the Delaware Office of the State Bank Commissioner and the Maryland Office of the Commissioner of Financial Regulation related to our pending merger with LINK. We continue to be very excited about what the future holds for the combined company.”

Effective January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) 2016-13 “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which replaced the prior incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (or the “CECL Standard”).

The Company’s results for reporting periods beginning after January 1, 2023 are presented under the CECL Standard while prior period amounts continue to be reported in accordance with previously applicable accounting guidance.

The Company’s results of operations for the three months ended September 30, 2023 were directly impacted by the following:

Positive Impacts:

•	An increase in net interest income due primarily to an increase in average loan balances and higher yields earned, an increase in the yields earned on average cash and cash equivalents and investment securities balances, and a decrease in average interest-bearing deposit balances, which were partially offset by decreases in average cash and cash equivalents and investment securities balances, higher rates paid on average interest-bearing deposit balances, and an increase in average borrowings balances and higher rates paid;

•	A higher net interest margin (tax equivalent basis);

•	Recording a lower provision for credit losses due to changes in the assessment of economic factors, and for September 30, 2023, more favorable views on the downside risks to the economic forecast compared to June 30, 2023, and lower net charge-offs, which were partially offset by a higher required reserve on unfunded credit commitments and organic loan growth;

•	Recording no losses on sales and calls of investment securities during the three months ended September 30, 2023; and

•	Recording gains on sales of other assets during the three months ended September 30, 2023.

Negative Impacts:

•	Reduced operating results from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva; and

•	Incurring $157 thousand in merger related expenses during the three months ended September 30, 2023 in connection with the Company’s pending merger with LINK, as compared to $167 thousand during the same period of 2022 in connection with the Company’s terminated merger with OceanFirst Financial Corp. (“OceanFirst”).

The Company’s results of operations for the nine months ended September 30, 2023 were directly impacted by the following:

Positive Impacts:

•	An increase in net interest income due primarily to increases in average loan and investment securities balances and higher yields earned on each, an increase in the yields earned on average cash and cash equivalents balances, and a decrease in average interest-bearing deposit balances, which were partially offset by a decrease in average cash and cash equivalents balances, higher rates paid on average interest-bearing deposit balances, an increase in average borrowings balances and higher rates paid, and lower net loan fees earned related to the forgiveness of loans originated and funded under the Paycheck Protection Program (“PPP”) of the Small Business Administration;

•	A higher net interest margin (tax equivalent basis);

•	Recording a lower provision for credit losses due to changes in the assessment of economic factors, and for September 30, 2023, more favorable views on the downside risks to the economic forecast compared to January 1, 2023, lower net charge-offs, and a lower required reserve on unfunded credit commitments, which were partially offset by organic loan growth;

•	Recording no losses on sales and calls of investment securities during the nine months ended September 30, 2023;

•	Recording no impairment loss on restricted stock during the nine months ended September 30, 2023; and

•	Recording gains on sales of other assets during the nine months ended September 30, 2023.

Negative Impacts:

•	Reduced operating results from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva;

•	Recording no gains or operating expenses on other real estate owned, net during the nine months ended September 30, 2023; and

•	Incurring $1.6 million in merger related expenses during the nine months ended September 30, 2023 in connection with the Company’s pending merger with LINK, as compared to $720 thousand during the same period of 2022 in connection with the Company’s terminated merger with OceanFirst.

For the three months ended September 30, 2023, the Company’s annualized return on average assets, annualized return on average equity and efficiency ratio were 1.17%, 12.59% and 63.37%, respectively, as compared to 0.98%, 12.01% and 64.00%, respectively, for the same period in 2022.

For the nine months ended September 30, 2023, the Company’s annualized return on average assets, annualized return on average equity and efficiency ratio were 1.01%, 11.02% and 67.39%, respectively, as compared to 0.75%, 9.23% and 69.96%, respectively, for the same period in 2022.

The increase in net income attributable to the Company for the three and nine months ended September 30, 2023, as compared to the same periods in 2022, was driven by an increase in net interest income and a lower provision for credit losses, which were partially offset by a decrease in other income, an increase in other expenses, and higher federal and state income taxes.

Interest Income and Expense – Three Months Ended September 30, 2023 and 2022

Net interest income and net interest margin

Net interest income in the third quarter of 2023 increased by $404 thousand, or 2.7%, when compared to the third quarter of 2022. The Company’s net interest margin (tax equivalent basis) increased to 4.09%, representing an increase of 41 basis points for the three months ended September 30, 2023 as compared to the same period in 2022. The increase in the net interest margin (tax equivalent basis) was primarily due to higher average balances of and yields earned on loans, higher yields earned on average interest-bearing deposits in other financial institutions, federal funds sold, and investment securities, and lower average balances of interest-bearing liabilities, which were partially offset by lower average balances of interest-bearing deposits in other financial institutions, federal funds sold, and investment securities, and higher rates paid on average interest-bearing liabilities. Total interest income increased by $3.3 million, or 20.2%, for the three months ended September 30, 2023, while total interest expense increased by $2.9 million, or 184.5%, both as compared to the same period in 2022.

The most significant factors impacting net interest income during the three month period ended September 30, 2023 were as follows:

Positive Impacts:

•	Increase in average loan balances, primarily due to organic loan growth, and higher loan yields, primarily due to repricing of variable rate loans, higher average yields on new loan originations, and pay-offs of lower yielding fixed rate loans; and

•	Higher yields earned on average interest-bearing deposits in other financial institutions, federal funds sold, and investment securities, primarily due to higher interest rates over the comparable periods.

Negative Impacts:

•	Decrease in average interest-bearing deposits in other financial institutions and federal funds sold, primarily due to loan growth outpacing deposit growth, and deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, which were partially offset by lower investment securities balances;

•	Decrease in average investment securities balances, primarily due to scheduled payments of principal, which was partially offset by management of the investment securities portfolio in light of the Company’s liquidity needs;

•	Decrease in average interest-bearing deposit balances and higher rates paid, primarily due to deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, which were partially offset by organic deposit growth; and

•	Increase in average borrowings balances and higher rates paid, primarily due to an increase in the average balance of short-term Federal Home Loan Bank advances due to the aforementioned decrease in average interest-bearing deposit balances. The increase in the average balance of short-term Federal Home Loan Bank advances was partially offset by a decrease in the average balance of long-term Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Loans

Average loan balances increased by $111.2 million, or 9.5%, and average yields earned increased by 85 basis points to 5.62% for the three months ended September 30, 2023, as compared to the same period in 2022. The increase in average loan balances was primarily due to organic loan growth, including growth in average loan balances of approximately $42.2 million related to Virginia Partners’ expansion into the Greater Washington market. The increase in average yields earned was primarily due to repricing of variable rate loans, higher average yields on new loan originations, and pay-offs of lower yielding fixed rate loans. Total average loans were 86.4% of total average interest-earning assets for the three months ended September 30, 2023, compared to 73.0% for the three months ended September 30, 2022.

Investment securities

Average total investment securities balances decreased by $5.1 million, or 3.3%, and average yields earned increased by 41 basis points to 2.71% for the three months ended September 30, 2023, as compared to the same period in 2022. The decrease in average total investment securities balances was primarily due to scheduled payments of principal, which was partially offset by management of the investment securities portfolio in light of the Company’s liquidity needs. The increase in average yields earned was primarily due to higher interest rates over the comparable periods. Total average investment securities were 10.1% of total average interest-earning assets for the three months ended September 30, 2023, compared to 9.6% for the three months ended September 30, 2022.

Interest-bearing deposits

Average total interest-bearing deposit balances decreased by $90.1 million, or 10.0%, and average rates paid increased by 139 basis points to 1.86% for the three months ended September 30, 2023, as compared to the same period in 2022, primarily due to deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, partially offset by organic deposit growth, including average growth of approximately $24.6 million in interest-bearing deposits related to Virginia Partners’ expansion into the Greater Washington market.

Borrowings

Average total borrowings increased by $13.6 million, or 27.6%, and average rates paid increased by 47 basis points to 4.48% for the three months ended September 30, 2023, as compared to the same period in 2022. The increase in average total borrowings balances and rates paid was primarily due to an increase in the average balance of short-term Federal Home Loan Bank advances due to the aforementioned decrease in average interest-bearing deposit balances, which was partially offset by a decrease in the average balance of long-term Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Interest Income and Expense – Nine Months Ended September 30, 2023 and 2022

Net interest income and net interest margin

Net interest income during the first nine months of 2023 increased by $5.6 million, or 14.2%, when compared to the first nine months of 2022. The Company’s net interest margin (tax equivalent basis) increased to 4.09%, representing an increase of 79 basis points for the nine months ended September 30, 2023 as compared to the same period in 2022. The increase in the net interest margin (tax equivalent basis) was primarily due to higher average balances of and yields earned on loans and investment securities, higher yields earned on average interest-bearing deposits in other financial institutions and federal funds sold, and lower average balances of interest-bearing liabilities, which were partially offset by lower average balances of interest-bearing deposits in other financial institutions and federal funds sold, and higher rates paid on average interest-bearing liabilities. Total interest income increased by $12.0 million, or 26.8%, for the nine months ended September 30, 2023, while total interest expense increased by $6.3 million, or 127.8%, both as compared to the same period in 2022.

The most significant factors impacting net interest income during the nine months ended September 30, 2023 were as follows:

Positive Impacts:

•	Increase in average loan balances, primarily due to organic loan growth, and higher loan yields, primarily due to repricing of variable rate loans, higher average yields on new loan originations, and pay-offs of lower yielding fixed rate loans, which were partially offset by lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP;

•	Increase in average investment securities balances and higher investment securities yields, primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs, which was partially offset by scheduled payments of principal, and higher interest rates over the comparable periods; and

•	Higher yields earned on average interest-bearing deposits in other financial institutions and federal funds sold, primarily due to higher interest rates over the comparable periods.

Negative Impacts:

•	Decrease in average interest-bearing deposits in other financial institutions and federal funds sold, primarily due to loan growth outpacing deposit growth, deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, and higher investment securities balances;

•	Decrease in average interest-bearing deposit balances and higher rates paid, primarily due to scheduled maturities of time deposits that were not replaced and deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, which were partially offset by organic deposit growth; and

•	Increase in average borrowings balances and higher rates paid, primarily due to an increase in the average balance of short-term Federal Home Loan Bank advances due to the aforementioned decrease in average interest-bearing deposit balances. The increase in the average balance of short-term Federal Home Loan Bank advances was partially offset by a decrease in the average balance of long-term Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Loans

Average loan balances increased by $110.6 million, or 9.6%, and average yields earned increased by 78 basis points to 5.44% for the nine months ended September 30, 2023, as compared to the same period in 2022. The increase in average loan balances was primarily due to organic loan growth, including growth in average loan balances of approximately $52.0 million related to Virginia Partners’ expansion into the Greater Washington market. The increase in average yields earned was primarily due to repricing of variable rate loans, higher average yields on new loan originations, and pay-offs of lower yielding fixed rate loans, which were partially offset by lower net loan fees earned related to the forgiveness of loans originated and funded under the PPP. Total average loans were 85.1% of total average interest-earning assets for the nine months ended September 30, 2023, compared to 71.7% for the nine months ended September 30, 2022.

Investment securities

Average total investment securities balances increased by $7.2 million, or 4.9%, and average yields earned increased by 45 basis points to 2.65% for the nine months ended September 30, 2023, as compared to the same period in 2022. The increases in average total investment securities balances and average yields earned was primarily due to management of the investment securities portfolio in light of the Company’s liquidity needs, which was partially offset by scheduled payments of principal, and higher interest rates over the comparable periods. Total average investment securities were 10.3% of total average interest-earning assets for the nine months ended September 30, 2023, compared to 9.0% for the nine months ended September 30, 2022.

Interest-bearing deposits

Average total interest-bearing deposit balances decreased by $115.2 million, or 12.6%, and average rates paid increased by 98 basis points to 1.48% for the nine months ended September 30, 2023, as compared to the same period in 2022, primarily due to scheduled maturities of time deposits that were not replaced and deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, partially offset by organic deposit growth, including average growth of approximately $15.9 million in interest-bearing deposits related to Virginia Partners’ expansion into the Greater Washington market.

Borrowings

Average total borrowings increased by $21.4 million, or 43.6%, and average rates paid increased by 44 basis points to 4.47% for the nine months ended September 30, 2023, as compared to the same period in 2022. The increase in average total borrowings balances and rates paid was primarily due to an increase in the average balance of short-term Federal Home Loan Bank advances due to the aforementioned decrease in average interest-bearing deposit balances, which was partially offset by a decrease in the average balance of long-term Federal Home Loan Bank advances resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments.

Provision for Credit Losses

The provision for credit losses in the third quarter of 2023 was $2 thousand, a decrease of $417 thousand, or 99.5%, when compared to the provision for credit losses of $419 thousand in the third quarter of 2022. The decrease in the provision for credit losses during the three months ended September 30, 2023, as compared to the same period of 2022, was primarily due to changes in the assessment of economic factors, and for September 30, 2023, more favorable views on the downside risks to the economic forecast compared to June 30, 2023, and lower net charge-offs, which were partially offset by a higher required reserve on unfunded credit commitments and organic loan growth. The provision for credit losses during the first nine months of 2023 was $396 thousand, a decrease of $407 thousand, or 50.7%, when compared to the provision for credit losses of $803 thousand during the first nine months of 2022. The decrease in the provision for credit losses during the nine months ended September 30, 2023, as compared to the same period of 2022, was primarily due to changes in the assessment of economic factors, and for September 30, 2023, more favorable views on the downside risks to the economic forecast compared to January 1, 2023, lower net charge-offs, and a lower required reserve on unfunded credit commitments, which were partially offset by organic loan growth.

The provision for credit losses during the three and nine months ended September 30, 2023, as well as the allowance for credit losses as of September 30, 2023, represents management’s best estimate of the impact of current economic trends, forecasts of a potential recession in the U.S. and recent negative banking industry developments associated with multiple high-profile bank failures, on the ability of the Company’s borrowers to repay their loans. Management continues to carefully assess the exposure of the Company’s loan portfolio to economic trends, such as forecasts of a potential recession and the aforementioned recent banking industry developments, and their potential effects on asset quality. As of September 30, 2023, the Company’s delinquencies and nonperforming assets had not been materially impacted by any of the aforementioned factors, trends, forecasts or developments.

Other Income

Other income in the third quarter of 2023 decreased by $134 thousand, or 10.8%, when compared to the third quarter of 2022. Key changes in the components of other income for the three months ended September 30, 2023, as compared to the same period in 2022, are as follows:

•	Service charges on deposit accounts increased by $31 thousand, or 12.1%, due primarily to increases in overdraft fees and savings account service charges;

•	Losses on sales and calls of investment securities decreased by $5 thousand, or 100.0%, due primarily to Virginia Partners recording losses of $5 thousand on sales or calls of investment securities during the third quarter of 2022, as compared to recording no losses on sales or calls of investment securities during the same period of 2023;

•	Mortgage banking income decreased by $133 thousand, or 57.3%, due primarily to Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC having a lower volume of loan closings as compared to the same period in 2022;

•	Gains on sales of other assets increased by $3 thousand, or 100.0%, due primarily to Virginia Partners recording gains of $3 thousand on sales of other assets during the third quarter of 2023. There were no gains on sales of other assets for the same period of 2022; and

•	Other income decreased by $40 thousand, or 5.3%, due primarily to a decrease in debit card income and lower mortgage division fees at Delmarva, which were partially offset by increases in bank owned life insurance, safe deposit box rentals, and other noninterest income.

Other income for the nine months ended September 30, 2023 decreased by $578 thousand, or 14.5%, when compared to the nine months ended September 30, 2022. Key changes in the components of other income for the nine months ended September 30, 2023, as compared to the same period in 2022, are as follows:

•	Service charges on deposit accounts increased by $68 thousand, or 9.4%, due primarily to increases in overdraft fees and savings account service charges;

•	Losses on sales and calls of investment securities decreased by $5 thousand, or 100.0%, due primarily to Virginia Partners recording losses of $5 thousand on sales or calls of investment securities during the third quarter of 2022, as compared to recording no losses on sales or calls of investment securities during the same period of 2023;

•	Impairment loss on restricted stock decreased by $1 thousand, or 100.0%, due primarily to Virginia Partners recording the final write-down of its investment in Maryland Financial Bank, which had been going through an orderly liquidation, during the second quarter of 2022. There was no impairment loss on restricted stock for the same period of 2023;

•	Mortgage banking income decreased by $495 thousand, or 52.1%, due primarily to Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC having a lower volume of loan closings as compared to the same period in 2022;

•	Gains on sales of other assets increased by $3 thousand, or 100.0%, due primarily to Virginia Partners recording gains of $3 thousand on sales of other assets during the third quarter of 2023. There were no gains on sales of other assets for the same period of 2022; and

•	Other income decreased by $160 thousand, or 6.9%, due primarily to decreases in safe deposit box rentals and debit card income, and lower mortgage division fees at Delmarva, which were partially offset by increases in bank owned life insurance and other noninterest income.

Other Expenses

Other expenses in the third quarter of 2023 increased by $68 thousand, or 0.7%, when compared to the third quarter of 2022. Key changes in the components of other expenses for the three months ended September 30, 2023, as compared to the same period in 2022, are as follows:

•	Salaries and employee benefits decreased by $204 thousand, or 3.6%, primarily due to lower expenses related to bonus accruals, and a decrease in commissions expense paid due to the decrease in mortgage banking income from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva, which were partially offset by increases related to staffing changes and merit increases, higher expenses related to benefit costs and payroll taxes, and a lower impact from deferred loan origination costs;

•	Premises and equipment increased by $6 thousand, or 0.5%, primarily due to higher expenses related to software amortization and maintenance contracts, which were partially offset by lower expenses related to depreciation and real estate taxes;

•	Amortization of core deposit intangible decreased by $13 thousand, or 10.2%, primarily due to lower amortization related to the $2.7 million and $1.5 million, respectively, in core deposit intangibles recognized in the Virginia Partners and Liberty Bell Bank acquisitions;

•	Merger related expenses decreased by $10 thousand, or 6.2%, primarily due to lower legal fees and other costs associated with the pending merger with LINK during the third quarter of 2023, as compared to the legal fees and other costs in the third quarter of 2022 associated with the merger with OceanFirst, that was subsequently terminated in the fourth quarter of 2022; and

•	Other expenses increased by $290 thousand, or 9.8%, primarily due to higher expenses related to professional services, ATMs, audit and related professional fees, insurance and other, which were partially offset by lower expenses related to FDIC insurance assessments, directors fees, marketing and legal fees.

Other expenses for the nine months ended September 30, 2023 increased by $2.3 million, or 7.4%, when compared to the nine months ended September 30, 2022. Key changes in the components of other expenses for the nine months ended September 30, 2023, as compared to the same period in 2022, are as follows:

•	Salaries and employee benefits increased by $570 thousand, or 3.4%, primarily due to increases related to staffing changes and merit increases, higher expenses related to benefit costs and payroll taxes, and a lower impact from deferred loan origination costs, which were partially offset by lower expenses related to bonus accruals, and a decrease in commissions expense paid due to the decrease in mortgage banking income from Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC and lower mortgage division fees at Delmarva;

•	Premises and equipment decreased by $98 thousand, or 2.3%, primarily due to lower expenses related to depreciation, leases, repairs and maintenance and purchased equipment and furniture, the cost of which did not qualify for capitalization, which were partially offset by higher expenses related to software amortization, real estate taxes, maintenance contracts and utilities;

•	Amortization of core deposit intangible decreased by $39 thousand, or 10.0%, primarily due to lower amortization related to the $2.7 million and $1.5 million, respectively, in core deposit intangibles recognized in the Virginia Partners and Liberty Bell Bank acquisitions;

•	(Gains) and operating expenses on other real estate owned, net decreased by $10 thousand, or 100.0%, primarily due to no gains on sales or expenses being recorded during the first nine months of 2023, as compared to gains on sales and expenses being recorded during the first nine months of 2022;

•	Merger related expenses increased by $897 thousand, or 124.6%, primarily due to higher legal fees and other costs associated with the pending merger with LINK during the first nine months of 2023, as compared to the legal fees and other costs in the first nine months of 2022 associated with the merger with OceanFirst, that was subsequently terminated in the fourth quarter of 2022; and

•	Other expenses increased by $930 thousand, or 11.0%, primarily due to higher expenses related to professional services, ATMs, legal fees, audit and related professional fees, insurance, and other, which were partially offset by lower expenses related to FDIC insurance assessments.

Federal and State Income Taxes

Federal and state income taxes for the three months ended September 30, 2023 increased by $214 thousand, or 16.6%, when compared to the three months ended September 30, 2022. This increase was due primarily to higher consolidated income before taxes, which was partially offset by lower merger related expenses, which are typically non-deductible. For the three months ended September 30, 2023, the Company’s effective tax rate was approximately 24.9% as compared to 23.9% for the same period in 2022.

Federal and state income taxes for the nine months ended September 30, 2023 increased by $1.0 million, or 35.3%, when compared to the nine months ended September 30, 2022. This increase was due primarily to higher consolidated income before taxes and higher merger related expenses, which are typically non-deductible. For the nine months ended September 30, 2023, the Company’s effective tax rate was approximately 25.3% as compared to 23.7% for the same period in 2022.

Virginia Partners is not subject to Virginia state income tax, but instead pays Virginia franchise tax. The Virginia franchise tax paid by Virginia Partners is recorded in the “Other expenses” line item on the Consolidated Statements of Income for the three and nine months ended September 30, 2023 and 2022.

Balance Sheet

Changes in key balance sheet components as of September 30, 2023 compared to December 31, 2022 were as follows:

•	Total assets as of September 30, 2023 were $1.53 billion, a decrease of $41.6 million, or 2.6%, from December 31, 2022. Key drivers of this change were decreases in cash and cash equivalents and investment securities available for sale, at fair value, which were partially offset by an increase in total loans held for investment;

•	Interest-bearing deposits in other financial institutions as of September 30, 2023 were $23.1 million, a decrease of $80.8 million, or 77.7%, from December 31, 2022. Key drivers of this change were loan growth outpacing deposit growth, deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, and a decrease in short-term borrowings with the Federal Home Loan Bank;

•	Federal funds sold as of September 30, 2023 were $9.8 million, a decrease of $13.2 million, or 57.3%, from December 31, 2022. Key drivers of this change were the aforementioned items noted in the analysis of interest-bearing deposits in other financial institutions;

•	Investment securities available for sale, at fair value as of September 30, 2023 were $121.9 million, a decrease of $11.7 million, or 8.8%, from December 31, 2022. Key drivers of this change were scheduled payments of principal and an increase in unrealized losses on the investment securities available for sale portfolio as a result of increases in market interest rates;

•	Loans, net of unamortized discounts on acquired loans of $1.3 million as of September 30, 2023 were $1.30 billion, an increase of $64.6 million, or 5.2%, from December 31, 2022. The key driver of this change was an increase in organic growth, including growth of approximately $4.0 million in loans related to Virginia Partners’ expansion into the Greater Washington market;

•	Total deposits as of September 30, 2023 were $1.32 billion, a decrease of $16.6 million, or 1.2%, from December 31, 2022. Key drivers of this change were deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, partially offset by organic growth in time deposits;

•	Total borrowings as of September 30, 2023 were $52.6 million, a decrease of $32.0 million, or 37.8%, from December 31, 2022. The key driver of this change was a decrease in short-term borrowings with the Federal Home Loan Bank; and

•	Total stockholders’ equity as of September 30, 2023 was $143.7 million, an increase of $4.3 million, or 3.1%, from December 31, 2022. Key drivers of this change were the net income attributable to the Company for the nine months ended September 30, 2023, the proceeds from stock option exercises, and stock-based compensation expense related to restricted stock awards, which were partially offset by a decrease to retained earnings, net of tax, related to the adoption of the CECL Standard, an increase in accumulated other comprehensive (loss), net of tax, and cash dividends paid to shareholders.

Changes in key balance sheet components as of September 30, 2023 compared to September 30, 2022 were as follows:

•	Total assets as of September 30, 2023 were $1.53 billion, a decrease of $117.7 million, or 7.1%, from September 30, 2022. Key drivers of this change were decreases in cash and cash equivalents and investment securities available for sale, at fair value, which were partially offset by an increase in total loans held for investment;

•	Interest-bearing deposits in other financial institutions as of September 30, 2023 were $23.1 million, a decrease of $187.8 million, or 89.0%, from September 30, 2022. Key drivers of this change were loan growth outpacing deposit growth, deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, and a decrease in long-term borrowings with the Federal Home Loan Bank, which were partially offset by a decrease in investment securities available for sale, at fair value, and an increase in short-term borrowings with the Federal Home Loan Bank;

•	Federal funds sold as of September 30, 2023 were $9.8 million, a decrease of $14.8 million, or 60.1%, from September 30, 2022. Key drivers of this change were the aforementioned items noted in the analysis of interest-bearing deposits in other financial institutions;

•	Investment securities available for sale, at fair value as of September 30, 2023 were $121.9 million, a decrease of $9.5 million, or 7.3%, from September 30, 2022. Key drivers of this change were scheduled payments of principal and an increase in unrealized losses on the investment securities available for sale portfolio as a result of increases in market interest rates;

•	Loans, net of unamortized discounts on acquired loans of $1.3 million as of September 30, 2023 were $1.30 billion, an increase of $93.5 million, or 7.8%, from September 30, 2022. The key driver of this change was an increase in organic growth, including growth of approximately $26.7 million in loans related to Virginia Partners’ expansion into the Greater Washington market;

•	Total deposits as of September 30, 2023 were $1.32 billion, a decrease of $132.9 million, or 9.1%, from September 30, 2022. Key drivers of this change were deposit outflows due to competitive pressures in the higher interest rate environment and the negative banking industry developments associated with multiple high-profile bank failures that occurred during the first six months of 2023, partially offset by organic growth in time deposits;

•	Total borrowings as of September 30, 2023 were $52.6 million, an increase of $3.8 million, or 7.8%, from September 30, 2022. The key driver of this change was an increase in short-term borrowings with the Federal Home Loan Bank due to the aforementioned items noted in the analysis of total deposits, which was partially offset by a decrease in long-term borrowings with the Federal Home Loan Bank resulting from maturities and payoffs of borrowings that were not replaced and scheduled principal curtailments, and a decrease in Virginia Partners’ majority owned subsidiary Johnson Mortgage Company, LLC’s warehouse line of credit with another financial institution; and

•	Total stockholders’ equity as of September 30, 2023 was $143.7 million, an increase of $9.9 million, or 7.4%, from September 30, 2022. Key drivers of this change were the net income attributable to the Company for the period October 1, 2022 through September 30, 2023, the proceeds from stock option exercises, and stock-based compensation expense related to restricted stock awards, which were partially offset by an increase in accumulated other comprehensive (loss), net of tax, a decrease to retained earnings, net of tax, related to the adoption of the CECL Standard, and cash dividends paid to shareholders.

As of September 30, 2023, all of the capital ratios of Delmarva and Virginia Partners continue to exceed regulatory requirements, with total risk-based capital substantially above well-capitalized regulatory requirements.

Asset Quality

The asset quality measures depicted below continue to reflect the Company’s efforts to prudently charge-off loans as losses are identified and maintain an appropriate allowance for credit losses.

The following table depicts the net charge-off activity for the three and nine months ended September 30, 2023 and 2022:

Net Charge-off Activity	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in Thousands	2023	2022	2023	2022
Net charge-offs	$99	$660	$37	$1,640
Net charge-offs /Average loans*	0.03%	0.22%	0.00%	0.19%

*  Annualized for the three and nine months ended September 30, 2023 and 2022, respectively.

The following table depicts the level of the allowance for credit losses on loans as of September 30, 2023, December 31, 2022 and September 30, 2022:

Allowance for Credit Losses on Loans

Dollars in Thousands	September 30, 2023	December 31, 2022	September 30, 2022
Allowance for credit losses on loans	$16,075	$14,315	$13,818
Allowance for credit losses on loans/Period end loans	1.24%	1.16%	1.15%
Allowance for credit losses on loans/Nonaccrual loans	842.51%	664.58%	341.19%
Allowance for credit losses on loans/Nonperforming loans	842.51%	650.98%	319.49%

The following table depicts the unamortized discounts on acquired loans related to the acquisitions of Liberty Bell Bank and Virginia Partners:

Unamortized Discounts on Acquired Loans

Dollars in Thousands	September 30, 2023	December 31, 2022	September 30, 2022
Unamortized discounts on acquired loans	$1,323	$1,728	$1,810

The following table depicts the level of nonperforming assets as of September 30, 2023, December 31, 2022 and September 30, 2022:

Nonperforming Assets

Dollars in Thousands	September 30, 2023	December 31, 2022	September 30, 2022
Nonaccrual loans	$1,908	$2,154	$4,050
Loans past due 90 days and accruing interest	$-	$45	$275
Total nonperforming loans	$1,908	$2,199	$4,325
Other real estate owned, net	$-	$-	$-
Total nonperforming assets	$1,908	$2,199	$4,325
Nonperforming assets/Total assets	0.12%	0.14%	0.26%
Nonperforming assets/Total loans and other real estate owned, net	0.15%	0.18%	0.34%

About Partners Bancorp

Partners Bancorp is the holding company for The Bank of Delmarva and Virginia Partners Bank. The Bank of Delmarva commenced operations in 1896. The Bank of Delmarva’s main office is in Seaford, Delaware and it conducts full service commercial banking through eleven branch locations in Maryland and Delaware, and three branches, operating under the name Liberty Bell Bank, in the South Jersey/Philadelphia metro market. The Bank of Delmarva focuses on serving its local communities, knowing its customers and providing superior customer service. Virginia Partners Bank, headquartered in Fredericksburg, Virginia, was founded in 2008 and has three branches in Fredericksburg, Virginia and operates a full service branch and commercial banking office in Reston, Virginia. In Maryland, Virginia Partners Bank trades under the name Maryland Partners Bank (a division of Virginia Partners Bank), and operates a full service branch and commercial banking office in La Plata, Maryland and a Loan Production Office in Annapolis, Maryland. Virginia Partners Bank also owns a controlling stake in Johnson Mortgage Company, LLC, which is a residential mortgage company headquartered in Newport News, Virginia, with a branch office in Fredericksburg, Virginia. For more information, visit www.partnersbancorp.com, www.bankofdelmarvahb.com and www.vapartnersbank.com.

For further information, please contact John W. Breda, President and Chief Executive Officer, at 410-548-1100 x10233, Lloyd B. Harrison, III, Senior Executive Vice President, at 540-899-2234, J. Adam Sothen, Chief Financial Officer, at 540-322-5521, or Betsy Eicher, Chief Accounting Officer, at 667-253-2904.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. Statements in this press release which express “belief,” “intention,” “expectation,” “potential” and similar expressions, or which use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “intend,” “should,” “could,” or similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated or implied by such statements. Forward-looking statements in this release may include, without limitation, statements related to the completion and benefits of the merger with LINK, statements in Mr. Breda’s quote regarding, among other items, expected future financial performance, strategic business initiatives including growth in the Greater Washington market and the anticipated effects thereof, margin expansion or compression, technology initiatives, asset quality, adequacy of allowances for credit losses and the level of future charge-offs, capital levels, the effect of future market and industry trends and the effects of future interest rate fluctuations. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between the Company and LINK;

•	the outcome of any legal proceedings that may be instituted against the Company or LINK;

•	the possibility that the proposed transaction will not close when expected or at all because any remaining required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that the remaining required regulatory approval may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction);

•	the ability of the Company and LINK to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction;

•	the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction;

•	the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company and LINK do business;

•	certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions;

•	the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	diversion of management’s attention from ongoing business operations and opportunities;

•	the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate the Company’s operations and those of LINK, which may be more difficult, time-consuming or costly than expected;

•	revenues following the proposed transaction may be lower than expected;

•	the Company’s and LINK’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing;

•	the dilution caused by LINK’s issuance of additional shares of its capital stock in connection with the proposed transaction;

•	effects of the announcement, pendency or completion of the proposed transaction on the ability of the Company and LINK to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally;

•	changes in interest rates, such as volatility in yields on U.S. Treasury bonds and increases or volatility in mortgage rates, and the impacts on macroeconomic conditions, customer and client spending and saving behaviors, the Company’s funding costs and the Company’s loan and investment securities portfolios;

•	monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve, and the effect of these policies on interest rates and business in our markets;

•	general business conditions, as well as conditions within the financial markets, including the impact thereon of unusual and infrequently occurring events, such as the recent bank closures and related negative impact on the banking industry, weather-related disasters, terrorist acts, geopolitical conflicts (such as the wars in Ukraine and the Middle East) or public health events (such as the COVID-19 pandemic), and of governmental and societal responses thereto;

•	general economic conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, increases in unemployment levels and inflation, recession and slowdowns in economic growth;

•	changes in the value of securities held in the Company’s investment portfolios;

•	changes in the quality or composition of the loan portfolios and the value of the collateral securing those loans;

•	changes in the level of net charge-offs on loans and the adequacy of our allowance for credit losses;

•	demand for loan products;

•	deposit flows;

•	the strength of the Company’s counterparties;

•	competition from both banks and non-banks;

•	demand for financial services in the Company’s market areas;

•	reliance on third parties for key services;

•	changes in the commercial and residential real estate markets;

•	cyber threats, attacks or events;

•	expansion of Delmarva’s and Virginia Partners’ product offerings;

•	changes in accounting principles, standards, rules and interpretations, and elections by the Company thereunder, and the related impact on the Company’s financial statements;

•	potential claims, damages, and fines related to litigation or government actions;

•	legislative or regulatory changes and requirements;

•	the discontinuation of London Interbank Offered Rate (“LIBOR”) and its impact on the financial markets, and the Company’s ability to manage operational, legal and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternative reference rates; and

•	other factors, many of which are beyond the control of the Company.

These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. For additional information on risk factors that could affect the forward-looking statements contained herein, see the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission (“SEC”).

PARTNERS BANCORP

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,	December 31,
	2023	2022	2022
	(Unaudited)	(Unaudited)	*
ASSETS
Cash and due from banks	$15,673,670	$12,783,517	$14,677,774
Interest bearing deposits in other financial institutions	23,141,446	210,934,967	103,921,732
Federal funds sold	9,816,042	24,572,501	22,989,879
Cash and cash equivalents	48,631,158	248,290,985	141,589,385
Investment securities available for sale, at fair value	121,920,137	131,465,149	133,656,642
Loans held for sale	354,219	201,245	1,314,125
Loans, less allowance for credit losses of $16,074,682 at September 30, 2023, $13,818,248 at September 30, 2022 and $14,314,631 at December 31, 2022	1,281,428,912	1,190,142,289	1,218,551,209
Accrued interest receivable	4,729,204	4,034,632	4,566,487
Premises and equipment, less accumulated depreciation	14,115,786	15,257,774	14,857,298
Restricted stock	5,640,300	4,889,150	6,512,350
Operating lease right-of-use assets	4,631,333	5,290,145	5,064,866
Finance lease right-of-use assets	1,447,479	1,584,382	1,550,156
Other investments	5,362,709	4,864,456	4,888,118
Bank owned life insurance	19,064,145	18,592,308	18,706,260
Core deposit intangible, net	1,184,913	1,665,517	1,540,438
Goodwill	9,581,668	9,581,668	9,581,668
Other assets	14,941,562	14,850,016	12,233,494
Total assets	$1,533,033,525	$1,650,709,716	$1,574,612,496

LIABILITIES
Deposits:
Non-interest bearing demand	$508,793,017	$568,113,490	$528,769,800
Interest bearing demand	111,936,047	143,564,095	121,786,774
Savings and money market	374,210,060	441,230,050	431,538,080
Time	328,090,302	303,036,620	257,510,218
	1,323,029,426	1,455,944,255	1,339,604,872
Accrued interest payable on deposits	1,071,210	189,311	267,205
Short-term borrowings with the Federal Home Loan Bank	10,000,000	-	42,000,000
Long-term borrowings with the Federal Home Loan Bank	19,800,000	25,819,286	19,800,000
Subordinated notes payable, net	22,249,377	22,203,050	22,214,632
Other borrowings	596,103	810,771	613,423
Operating lease liabilities	5,036,820	5,687,948	5,464,727
Finance lease liabilities	1,907,394	2,035,918	2,005,685
Other liabilities	5,684,101	4,260,635	3,312,977
Total liabilities	1,389,374,431	1,516,951,174	1,435,283,521

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01, authorized 40,000,000 shares, issued and outstanding 17,985,577 as of September 30, 2023, 17,961,699 as of September 30, 2022 and 17,973,724 as of December 31, 2022, including 9,338 nonvested shares as of September 30, 2023 and 18,669 nonvested shares as of September 30, 2022 and December 31, 2022, respectively	179,762	179,430	179,551
Surplus	88,809,022	88,575,750	88,669,334
Retained earnings	70,915,709	59,355,817	62,854,235
Noncontrolling interest in consolidated subsidiaries	515,459	727,299	707,138
Accumulated other comprehensive (loss), net of tax	(16,760,858)	(15,079,754)	(13,081,283)
Total stockholders' equity	143,659,094	133,758,542	139,328,975
Total liabilities and stockholders' equity	$1,533,033,525	$1,650,709,716	$1,574,612,496

 *  Derived from audited consolidated financial statements.

 The amounts presented in the Consolidated Balance Sheets as of September 30, 2023 and 2022 are unaudited but include all adjustments which, in management's opinion, are necessary for fair presentation.

PARTNERS BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	September 30,
	2023	2022
INTEREST INCOME ON:
Loans, including fees	$18,224,412	$14,118,979
Investment securities:
Taxable	690,370	606,695
Tax-exempt	187,574	180,258
Federal funds sold	252,779	352,763
Other interest income	423,281	1,197,807
	19,778,416	16,456,502

INTEREST EXPENSE ON:
Deposits	3,778,036	1,070,540
Borrowings	721,425	511,096
	4,499,461	1,581,636

NET INTEREST INCOME	15,278,955	14,874,866
Provision for credit losses	2,200	419,000

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	15,276,755	14,455,866

OTHER INCOME:
Service charges on deposit accounts	285,363	254,646
Losses on sales and calls of investment securities	-	(5,322)
Mortgage banking income	98,796	231,373
Gains on sales of other assets	2,500	-
Other income	720,334	760,448
	1,106,993	1,241,145

OTHER EXPENSES:
Salaries and employee benefits	5,483,484	5,687,787
Premises and equipment	1,417,751	1,411,411
Amortization of core deposit intangible	115,223	128,364
Merger related expenses	157,017	167,417
Other expenses	3,242,154	2,952,597
	10,415,629	10,347,576

INCOME BEFORE TAXES ON INCOME	5,968,119	5,349,435

Federal and state income taxes	1,506,191	1,291,996

NET INCOME	$4,461,928	$4,057,439
Net loss attributable to noncontrolling interest	$76,431	$52,112
Net income attributable to Partners Bancorp	$4,538,359	$4,109,551

Earnings per common share:
Basic	$0.252	$0.229
Diluted	$0.252	$0.228

The amounts presented in these Consolidated Statements of Income for the three months ended September 30, 2023 and 2022 are unaudited but include all adjustments which, in management's opinion, are necessary for fair presentation.

PARTNERS BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Nine Months Ended
	September 30,
	2023	2022
INTEREST INCOME ON:
Loans, including fees	$51,493,246	$40,222,265
Investment securities:
Taxable	2,054,048	1,518,898
Tax-exempt	560,068	544,789
Federal funds sold	823,249	433,085
Other interest income	1,663,693	1,914,186
	56,594,304	44,633,223

INTEREST EXPENSE ON:
Deposits	8,906,033	3,439,766
Borrowings	2,400,643	1,524,214
	11,306,676	4,963,980

NET INTEREST INCOME	45,287,628	39,669,243
Provision for credit losses	395,700	803,000

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	44,891,928	38,866,243

OTHER INCOME:
Service charges on deposit accounts	794,794	726,664
Losses on sales and calls of investment securities	-	(5,322)
Impairment loss on restricted stock	-	(1,182)
Mortgage banking income	454,581	949,341
Gains on sales of other assets	2,500	-
Other income	2,156,138	2,316,576
	3,408,013	3,986,077

OTHER EXPENSES:
Salaries and employee benefits	17,337,018	16,767,374
Premises and equipment	4,194,146	4,292,286
Amortization of core deposit intangible	355,525	394,946
(Gains) and operating expenses on other real estate owned, net	-	(9,515)
Merger related expenses	1,617,106	720,081
Other expenses	9,413,039	8,482,749
	32,916,834	30,647,921

INCOME BEFORE TAXES ON INCOME	15,383,107	12,204,399

Federal and state income taxes	3,942,982	2,913,930

NET INCOME	$11,440,125	$9,290,469
Net loss attributable to noncontrolling interest	$192,281	$107,639
Net income attributable to Partners Bancorp	$11,632,406	$9,398,108

Earnings per common share:
Basic	$0.647	$0.523
Diluted	$0.646	$0.522

The amounts presented in these Consolidated Statements of Income for the nine months ended September 30, 2023 and 2022 are unaudited but include all adjustments which, in management's opinion, are necessary for fair presentation.